Exhibit 99.1

Stewart Reports Fourth Quarter 2022 Results

  Total revenues of $655.9 million ($643.2 million on an adjusted basis) compared to $961.7 million ($955.2 million on an adjusted basis) in the prior year quarter
  Net income of $13.3 million ($16.3 million on an adjusted basis) compared to $85.5 million ($83.7 million on an adjusted basis) in the prior year quarter
  Diluted EPS of $0.49 ($0.60 on an adjusted basis) compared to prior year quarter diluted EPS of $3.12 ($3.05 on an adjusted basis)

HOUSTON, Feb. 8, 2023 /PRNewswire/ -- Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart for the fourth quarter 2022 of $13.3 million ($0.49 per diluted share), compared to net income attributable to Stewart of $85.5 million ($3.12 per diluted share) for the fourth quarter 2021. On an adjusted basis, Stewart's fourth quarter 2022 net income was $16.3 million ($0.60 per diluted share) compared to $83.7 million ($3.05 per diluted share) in the fourth quarter 2021. Fourth quarter 2022 pretax income before noncontrolling interests was $20.8 million ($24.7 million on an adjusted basis) compared to pretax income before noncontrolling interests of $114.1 million ($111.7 million on an adjusted basis) for the fourth quarter 2021.

Fourth quarter 2022 results included $12.7 million of pretax net realized and unrealized gains, primarily composed of net unrealized gains on fair value changes of equity securities investments and gains related to settlements of company-owned insurance policies, offset by $16.7 million of combined office closure, severance and regulatory settlement and litigation expenses. Fourth quarter 2021 results included $6.5 million of pretax net realized and unrealized gains, primarily composed of net unrealized gains on fair value changes of equity securities investments and net gains related to acquisition contingent liability adjustments, partially offset by net realized losses primarily related to sale of securities investments and other assets and $4.1 million of office closure costs.

"Our fourth quarter results were impacted by historically low transaction volumes due to the current economic environment and its impact on the housing industry. We have continued to manage our operations during this challenging environment with a reasonable balance of cost discipline and investment in capabilities that we expect will have a positive impact on our business over the long term," commented Fred Eppinger, chief executive officer. "We have made significant progress in becoming a stronger company and will continue to invest opportunistically to build a more resilient company. In line with our long-term strategies of improving Stewart, we are excited to welcome to the Stewart family BCHH, a national provider of title services to institutional real estate investors and lenders."

Selected Financial Information
Summary results of operations are as follows (dollars in millions, except per share amounts, and amounts may not add as presented due to rounding):

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Total revenues	655.9	961.7	3,069.3	3,305.8
Pretax income before noncontrolling interests	20.8	114.1	232.7	434.0
Income tax expense	(2.5)	(23.4)	(50.9)	(94.0)
Net income attributable to noncontrolling interests	(4.9)	(5.1)	(19.5)	(16.8)
Net income attributable to Stewart	13.3	85.5	162.3	323.2
Non-GAAP adjustments, after taxes	3.0	(1.8)	17.8	(14.1)
Adjusted net income attributable to Stewart*	16.3	83.7	180.1	309.1
Net income per diluted Stewart share	0.49	3.12	5.94	11.90
Adjusted net income per diluted Stewart share*	0.60	3.05	6.58	11.38

* Adjusted net income and adjusted net income per diluted share are non-GAAP measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Title Segment
Summary results of the title segment are as follows (dollars in millions, except pretax margin):

	Quarter Ended December 31,
	2022	2021	% Change

Operating revenues	581.6	836.4	(30%)
Investment income	6.9	3.7	85%
Net realized and unrealized gains	10.3	4.9	110%
Pretax income	26.9	118.6	(77%)
Non-GAAP adjustments to pretax income	8.0	2.6
Adjusted pretax income*	35.0	121.1	(71%)
Pretax margin	4.5%	14.0%
Adjusted pretax margin*	5.9%	14.4%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Operating revenues for the title segment decreased $254.8 million, or 30 percent, in the fourth quarter 2022 compared to the fourth quarter 2021, primarily due to volume declines in our direct title and agency operations, while total segment operating expenses decreased $154.6 million, or 21 percent, primarily as a result of lower revenues. Agency retention expenses in the fourth quarter 2022 decreased $107.8 million, or 30 percent, consistent with the 30 percent decline in gross agency revenues, while the average independent agency remittance rate in the fourth quarter 2022 was 17.6 percent compared to 18 percent in the fourth quarter 2021.

Total employee costs and other operating expenses in the fourth quarter 2022 decreased $36.2 million, or 11 percent, compared to the prior year quarter, and as a percentage of operating revenues, these expenses were 48.9 percent in the fourth quarter 2022 compared to 38.3 percent in the fourth quarter 2021, primarily due to lower revenues in the fourth quarter 2022. Title loss expense in the fourth quarter 2022 decreased $11.9 million, or 36 percent, compared to the prior year quarter, primarily due to lower title revenues. As a percentage of title revenues, title loss expense was 3.7 percent in the fourth quarter 2022 compared to 4.0 percent in the fourth quarter 2021.

The title segment's net realized and unrealized gains in the fourth quarters 2022 and 2021 included net unrealized gains of $11.2 million and $8.1 million, respectively, related to fair value changes of equity securities investments and net realized losses of $0.6 million and $0.8 million, respectively, on sale of investment securities. Additionally, the segment recorded $2.0 million of net losses related to acquisition contingent liability adjustments during the fourth quarter 2021. Investment income in the fourth quarter 2022 increased compared to the prior year quarter, primarily as a result of higher interest income resulting from increased interest rates and higher short-term investments in the fourth quarter 2022.

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended December 31,
	2022	2021	% Change

Non-commercial:
Domestic	171.3	251.0	(32%)
International	24.0	38.3	(37%)
	195.3	289.3	(32%)
Commercial:
Domestic	66.9	93.1	(28%)
International	7.7	9.4	(18%)
	74.6	102.5	(27%)
Total direct title revenues	269.9	391.8	(31%)

Total non-commercial revenues decreased $94.0 million, or 32 percent, primarily resulting from a 55 percent decline in residential purchase and refinancing transactions during the fourth quarter 2022 compared to the prior year quarter. Domestic commercial revenues in the fourth quarter 2022 decreased $26.2 million, or 28 percent, primarily due to lower transaction volume and size compared to the fourth quarter 2021. Average domestic commercial fee per file in the fourth quarter 2022 was $15,100, which was 23 percent lower compared to $19,700 in the fourth quarter 2021, while average residential fee per file in the fourth quarter 2022 increased 45 percent to $3,500, compared to $2,400 in the prior year quarter due to a higher purchase mix in the fourth quarter 2022. Total international revenues in the fourth quarter 2022 declined by $16.0 million, or 34 percent, primarily as a result of lower transaction volumes in our Canadian operations and weaker foreign currency exchange rates against the U.S. dollar compared to the prior year quarter.

Real Estate Solutions Segment
Summary results of the real estate solutions segment are as follows (dollars in millions):

	Quarter Ended December 31,
	2022	2021	% Change

Operating revenues	54.7	83.7	(35%)
Net realized and unrealized gains	-	3.3	(100%)
Pretax income	0.4	5.3	(93%)
Non-GAAP adjustments to pretax income	6.6	2.3
Adjusted pretax income*	7.0	7.6	(7%)
Pretax margin	0.7%	6.1%
Adjusted pretax margin*	12.8%	9.1%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Operating revenues for the real estate solutions segment decreased in the fourth quarter 2022 compared to last year's fourth quarter primarily due to lower transaction volumes influenced by the current high interest rate environment. Combined employee costs and other operating expenses decreased 36 percent in the fourth quarter 2022, consistent with the reduced operating revenue. Net realized and unrealized gains during the fourth quarter 2021 were primarily driven by net gains related to acquisition contingent liability adjustments. Included in the total non-GAAP adjustments to pretax income were total acquired intangible asset amortization expenses in the fourth quarters 2022 and 2021 of $5.8 million and $5.6 million, respectively.

Corporate and Other Segment
The corporate and other segment recorded $2.5 million of net realized and unrealized gains in the fourth quarter 2022, primarily related to settlement of a company-owned life insurance policy, compared to $1.6 million of net realized losses in the fourth quarter 2021, primarily driven by losses on asset disposals. Segment results for the fourth quarter 2021 included a real estate brokerage company that was acquired in late 2021 and sold in early 2022. Net expenses attributable to corporate operations increased to $9.0 million in the fourth quarter 2022 compared to $7.9 million in the prior year quarter, primarily as a result of higher interest expense resulting from debt.

Expenses
Consolidated employee costs in the fourth quarter 2022 decreased $29.8 million, or 14 percent, compared to the fourth quarter 2021, primarily due to lower incentive compensation and temporary labor costs, consistent with lower operating results and volumes, partially offset by severance expenses and increased average headcount resulting from acquisitions. As a percentage of total operating revenues, consolidated employee costs increased to 30.1 percent for the fourth quarter 2022 compared to 23.3 percent in the prior year quarter, primarily due to lower operating revenues in the fourth quarter 2022.

Total other operating expenses in the fourth quarter 2022 decreased $65.8 million, or 31 percent, compared to the prior year quarter, primarily as a result of reduced costs tied to lower title and real estate solutions revenues, partially offset by higher office closure costs and regulatory settlement and litigation expenses recorded during the fourth quarter 2022. As a percentage of total operating revenues, consolidated other operating expenses for the fourth quarter 2022 were 22.8 percent compared to 22.2 percent in the fourth quarter 2021; excluding office closure costs and regulatory settlement and litigation expenses, consolidated other operating expenses were 20.6 percent in the fourth quarter 2022 compared to 21.7 percent in the prior year quarter.

Other
Net cash provided by operations in the fourth quarter 2022 decreased to $24.8 million compared to net cash provided by operations of $133.0 million in the fourth quarter 2021, primarily driven by the lower net income in the fourth quarter 2022.

Fourth Quarter Earnings Call
Stewart will hold a conference call to discuss the fourth quarter 2022 earnings at 8:30 a.m. Eastern Time on Thursday, February 9, 2023. To participate, dial (800) 274-8461 (USA) or (203) 518-9843 (International) - access code STCQ422. Additionally, participants can listen to the conference call through Stewart's Investor Relations website at http://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on February 9, 2023 until midnight on February 16, 2023 by dialing (800) 839-2383 or (402) 220-7202 (International).

About Stewart
Stewart (NYSE:STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. More information can be found at http://www.stewart.com, subscribe to the Stewart blog at http://blog.stewart.com or follow Stewart on Twitter® @stewarttitleco.

Cautionary statement regarding forward-looking statements. Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as "may," "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "foresee" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the volatility of economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the ability to attract and retain highly productive sales associates; the impact of vetting our agency operations for quality and profitability; independent agency remittance rates; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; seasonality and weather; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. All forward-looking statements included in this earnings release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this earnings release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION CONDENSED STATEMENTS OF INCOME (In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Title revenues:
Direct operations	269,894	391,778	1,246,258	1,390,921
Agency operations	311,697	444,617	1,466,243	1,582,640
Real estate solutions and other	54,697	115,043	335,850	291,055
Total operating revenues	636,288	951,438	3,048,351	3,264,616
Investment income	6,903	3,728	22,421	16,855
Net realized and unrealized gains (losses)	12,718	6,505	(1,476)	24,321
	655,909	961,671	3,069,296	3,305,792
Expenses:
Amounts retained by agencies	256,752	364,570	1,208,307	1,300,431
Employee costs	191,715	221,517	802,001	776,968
Other operating expenses	145,056	210,898	648,022	626,762
Title losses and related claims	21,628	33,556	102,733	126,243
Depreciation and amortization	15,075	13,992	57,178	36,386
Interest	4,932	3,071	18,403	5,031
	635,158	847,604	2,836,644	2,871,821
Income before taxes and noncontrolling interests	20,751	114,067	232,652	433,971
Income tax expense	(2,488)	(23,442)	(50,864)	(93,989)
Net income	18,263	90,625	181,788	339,982
Less net income attributable to noncontrolling interests	4,949	5,127	19,483	16,766
Net income attributable to Stewart	13,314	85,498	162,305	323,216

Net earnings per diluted share attributable to Stewart	0.49	3.12	5.94	11.90
Diluted average shares outstanding (000)	27,276	27,405	27,347	27,168

Selected financial information:
Net cash provided by operations	24,820	132,974	191,860	390,291
Other comprehensive income (loss)	13,465	(4,524)	(51,596)	(16,769)

Fourth Quarter Domestic Order Counts:
Opened Orders 2022:	Oct	Nov	Dec	Total	Closed Orders 2022:	Oct	Nov	Dec	Total
Commercial	1,243	1,124	1,807	4,174	Commercial	1,242	1,141	2,058	4,441
Purchase	15,591	13,400	11,562	40,553	Purchase	12,560	11,480	11,340	35,380
Refinancing	4,858	4,549	3,682	13,089	Refinancing	3,866	3,231	3,151	10,248
Other	1,844	1,428	1,219	4,491	Other	1,403	964	926	3,293
Total	23,536	20,501	18,270	62,307	Total	19,071	16,816	17,475	53,362

Opened Orders 2021:	Oct	Nov	Dec	Total	Closed Orders 2021:	Oct	Nov	Dec	Total
Commercial	1,292	1,315	1,871	4,478	Commercial	1,341	1,264	2,191	4,796
Purchase	22,331	21,281	18,759	62,371	Purchase	18,578	18,507	20,047	57,132
Refinancing	18,377	17,310	15,100	50,787	Refinancing	15,651	15,752	13,863	45,266
Other	674	412	413	1,499	Other	449	438	357	1,244
Total	42,674	40,318	36,143	119,135	Total	36,019	35,961	36,458	108,438

STEWART INFORMATION SERVICES CORPORATION CONDENSED BALANCE SHEETS (In thousands of dollars)

	December 31, 2022	December 31, 2021
Assets:
Cash and cash equivalents	248,367	485,919
Short-term investments	24,318	17,650
Investments in debt and equity securities, at fair value	710,083	679,214
Receivables – premiums from agencies	39,921	45,428
Receivables – other	85,111	81,623
Allowance for uncollectible amounts	(7,309)	(7,711)
Property and equipment, net	81,539	72,456
Operating lease assets, net	127,830	134,578
Title plants	73,358	76,859
Goodwill	1,072,982	924,837
Intangible assets, net of amortization	199,084	229,804
Deferred tax assets	2,590	3,846
Other assets	80,005	68,859
	2,737,879	2,813,362
Liabilities:
Notes payable	447,006	483,491
Accounts payable and accrued liabilities	196,541	287,326
Operating lease liabilities	148,003	149,417
Estimated title losses	549,448	549,614
Deferred tax liabilities	26,616	48,779
	1,367,614	1,518,627
Stockholders' equity:
Common Stock and additional paid-in capital	324,344	309,622
Retained earnings	1,091,816	974,800
Accumulated other comprehensive (loss) income	(51,343)	253
Treasury stock	(2,666)	(2,666)
Stockholders' equity attributable to Stewart	1,362,151	1,282,009
Noncontrolling interests	8,114	12,726
Total stockholders' equity	1,370,265	1,294,735
	2,737,879	2,813,362

Number of shares outstanding (000)	27,130	26,893
Book value per share	50.21	47.67

STEWART INFORMATION SERVICES CORPORATION SEGMENT INFORMATION (In thousands of dollars)

Quarter Ended:	December 31, 2022				December 31, 2021
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	581,591	54,697	-	636,288	836,395	83,675	31,368	951,438
Investment income	6,891	12	-	6,903	3,728	-	-	3,728
Net realized and unrealized gains (losses)	10,262	-	2,456	12,718	4,877	3,273	(1,645)	6,505
	598,744	54,709	2,456	655,909	845,000	86,948	29,723	961,671
Expenses:
Amounts retained by agencies	256,752	-	-	256,752	364,570	-	-	364,570
Employee costs	177,371	11,860	2,484	191,715	203,850	12,457	5,210	221,517
Other operating expenses	107,118	36,293	1,645	145,056	116,821	63,279	30,798	210,898
Title losses and related claims	21,628	-	-	21,628	33,556	-	-	33,556
Depreciation and amortization	8,617	6,182	276	15,075	7,648	5,917	427	13,992
Interest	338	-	4,594	4,932	-	-	3,071	3,071
	571,824	54,335	8,999	635,158	726,445	81,653	39,506	847,604
Income (loss) before taxes	26,920	374	(6,543)	20,751	118,555	5,295	(9,783)	114,067

Year Ended:	December 31, 2022				December 31, 2021
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	2,712,501	296,673	39,177	3,048,351	2,973,524	259,724	31,368	3,264,616
Investment income	22,392	29	-	22,421	16,855	-	-	16,855
Net realized and unrealized (losses) gains	(1,149)	-	(327)	(1,476)	12,570	5,773	5,978	24,321
	2,733,744	296,702	38,850	3,069,296	3,002,949	265,497	37,346	3,305,792
Expenses:
Amounts retained by agencies	1,208,307	-	-	1,208,307	1,300,431	-	-	1,300,431
Employee costs	735,747	50,462	15,792	802,001	728,318	34,528	14,122	776,968
Other operating expenses	401,724	204,053	42,245	648,022	386,265	203,947	36,550	626,762
Title losses and related claims	102,733	-	-	102,733	126,243	-	-	126,243
Depreciation and amortization	29,715	25,563	1,900	57,178	21,227	14,071	1,088	36,386
Interest	386	-	18,017	18,403	3	-	5,028	5,031
	2,478,612	280,078	77,954	2,836,644	2,562,487	252,546	56,788	2,871,821
Income (loss) before taxes	255,132	16,624	(39,104)	232,652	440,462	12,951	(19,442)	433,971

Appendix A
Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses, and other adjustments (sold real estate brokerage company), and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, office closure, severance and regulatory settlement and litigation expenses, and other adjustments. Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. In addition to these adjustments, acquired intangible asset amortization and other expenses are excluded in the calculation of adjusted pretax income for the title and real estate solutions segments. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measurements used by management to the most directly comparable GAAP measures for the quarter and year ended December 31, 2022 and 2021 (dollars in millions, except share and per share amounts, and amounts may not add as presented due to rounding).

	Quarter Ended December 31,			Year Ended December 31,
	2022	2021	% Chg	2022	2021	% Chg
Consolidated Stewart:
Total revenues	655.9	961.7	(32%)	3,069.3	3,305.8	(7%)
Non-GAAP revenue adjustments:
Net realized and unrealized (gains) losses	(12.7)	(6.5)		1.5	(24.3)
Other adjustments	-	-		(39.2)	-
Adjusted total revenues	643.2	955.2	(33%)	3,031.6	3,281.5	(8%)

Pretax income	20.8	114.1	(82%)	232.7	434.0	(46%)
Non-GAAP pretax adjustments:
Net realized and unrealized (gains) losses	(12.7)	(6.5)		1.5	(24.3)
Office closure expenses	7.5	4.1		10.5	6.1
Regulatory settlement and litigation expenses	6.5	-		6.5	-
Severance expenses	2.7	-		3.9	-
Other adjustments	-	-		0.9	-
Adjusted pretax income	24.7	111.7	(78%)	256.0	415.8	(38%)
Pretax margin	3.2%	11.9%		7.6%	13.1%
Adjusted pretax margin	3.8%	11.7%		8.4%	12.7%

Net income attributable to Stewart	13.3	85.5	(84%)	162.3	323.2	(50%)
Non-GAAP pretax adjustments:
Net realized and unrealized (gains) losses	(12.7)	(6.5)		1.5	(24.3)
Office closure expenses	7.5	4.1		10.5	6.1
Regulatory settlement and litigation expenses	6.5	-		6.5	-
Severance expenses	2.7	-		3.9	-
Other adjustments	-	-		0.9	-
Net tax effects of non-GAAP adjustments	(1.0)	0.5		(5.6)	4.1
Non-GAAP adjustments, after taxes	3.0	(1.8)		17.8	(14.1)
Adjusted net income attributable to Stewart	16.3	83.7	(81%)	180.1	309.1	(42%)

Diluted average shares outstanding (000)	27,276	27,405		27,347	27,168
Net income per share	0.49	3.12		5.94	11.90
Adjusted net income per share	0.60	3.05		6.58	11.38

	Quarter Ended December 31,			Year Ended December 31,
	2022	2021	% Chg	2022	2021	% Chg
Title Segment:
Revenues	598.7	845.0	(29%)	2,733.7	3,002.9	(9%)
Net realized and unrealized (gains) losses	(10.3)	(4.9)		1.1	(12.6)
Adjusted revenues	588.5	840.1	(30%)	2,734.9	2,990.4	(9%)

Pretax income	26.9	118.6	(77%)	255.1	440.5	(42%)
Non-GAAP revenue adjustments:
Net realized and unrealized (gains) losses	(10.3)	(4.9)		1.1	(12.6)
Office closure expenses	6.9	4.1		10.5	6.1
Regulatory settlement and litigation expenses	6.5	-		6.5	-
Severance expenses	2.1	-		3.3	-
Acquired intangible asset amortization and other expenses	2.8	3.3		9.1	6.0
Adjusted pretax income	35.0	121.1	(71%)	285.8	440.0	(35%)
Pretax margin	4.5%	14.0%		9.3%	14.7%
Adjusted pretax margin	5.9%	14.4%		10.4%	14.7%

Real Estate Solutions Segment:
Revenues	54.7	86.9	(37%)	296.7	265.5	12%
Net realized and unrealized gains	-	(3.3)		-	(5.8)
Adjusted revenues	54.7	83.7	(35%)	296.7	259.7	14%

Pretax income	0.4	5.3	(93%)	16.6	13.0	28%
Non-GAAP revenue adjustments:
Net realized and unrealized gains	-	(3.3)		-	(5.8)
Office closure expenses	0.5	-		0.5	-
Severance expenses	0.3	-		0.3	-
Acquired intangible asset amortization	5.8	5.6		24.0	13.0
Adjusted pretax income	7.0	7.6	(7%)	41.5	20.2	106%
Pretax margin	0.7%	6.1%		5.6%	4.9%
Adjusted pretax margin	12.8%	9.1%		14.0%	7.8%

CONTACT: Brian Glaze / David Hisey, Investor Relations, (713) 625-8761